TOP AIR MANUFACTURING, INC. AND SUBSIDIARY


                                   EXHIBIT 11

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                           TOP AIR MANUFACTURING, INC.

          EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                 Column A         Column B             Column C
                                                 Weighted                              Income
                                                 Average                               (Loss) Per
                                                 Number of        Net                  Common
                                                 Shares           Income               Share
                                                 Outstanding*     (Loss)               (B/A)
                                                 -------------------------------------------

Three months ended:
  August 31, 1997                                   5,101,560        $(93,604)         $(.02)
  August 31, 1996                                   4,013,765         (38,079)         $(.01)




                                                  Three Months Ended August 31,

                                                    1997              1996
                                                    ----              ----
*Computation of weighted average number of common shares outstanding and common equivalent shares:

  Common shares outstanding at the
    beginning of the period                       5,135,548          4,013,765

  Weighted average of common shares
    issued (retired) during the period              (33,988)                --

Weighted average of the common
    equivalent shares attributable to
    stock options granted, computed
    under the treasury stock method #                   --                  --
                                                  ----------        ----------

Weighted average number of common
   and common equivalent shares                   5,101,560          4,013,765
                                                  =========          =========





# The stock options have not been included because they are antidilutive.